Exhibit 24(a)

KEYCORP

POWER OF ATTORNEY

The undersigned, a director or an officer, or both a director and an officer of KeyCorp, an Ohio corporation, which anticipates filing with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, such registration statements or amendments to existing registration statements (on Form S-3, Form S-4 or such other form or forms as are applicable) to effect the registration of capital securities, debentures and related guarantees or a shelf registration pursuant to Rule 415 (or other applicable rules) of the Securities and Exchange Commission of capital securities, debentures and related guarantees, with an aggregate issue price of $501,000,000, hereby constitutes and appoints Jeffrey B. Weeden, Thomas C. Stevens, Joseph M. Vayda, Paul N. Harris and Daniel R. Stolzer, and each of them, as attorney for the undersigned, with full power of substitution and resubstitution for and in the name, place and stead of the undersigned, to sign and file the proposed registration statements and any and all amendments, post-effective amendments, and exhibits thereto, and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to such securities or such registration with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorney or any such substitute or substitutes.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand as of March 17, 2005.

/s/ Henry L. Meyer III	/s/ Jeffrey B. Weeden
Henry L. Meyer III Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)	Jeffrey B. Weeden Senior Executive Vice President and Chief Financial Officer

/s/ Lee G. Irving	/s/ William G. Bares
Lee G. Irving Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	William G. Bares, Director

/s/ Edward P. Campbell	/s/ Carol A. Cartwright
Edward P. Campbell, Director	Carol A. Cartwright, Director

/s/ Alexander M. Cutler	/s/ Henry S. Hemingway
Alexander M. Cutler, Director	Henry S. Hemingway, Director

/s/ Charles R. Hogan	/s/ Lauralee E. Martin
Charles R. Hogan, Director	Lauralee E. Martin, Director

/s/ Douglas J. McGregor	/s/ Edouardo R. Menascé
Douglas J. McGregor, Director	Edouardo R. Menascé, Director

/s/ Steven A. Minter	/s/ Bill R. Sanford
Steven A. Minter, Director	Bill R. Sanford, Director

/s/ Thomas C. Stevens	/s/ Dennis W. Sullivan
Thomas C. Stevens, Director	Dennis W. Sullivan, Director

/s/ Peter G. Ten Eyck, II
Peter G. Ten Eyck, II, Director

[KeyCorp 2005 Trust Preferred Power of Attorney]